UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2025

RELIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

735 N. 19th Avenue

Phoenix, Arizona 85009

(Address of principal executive offices, including zip code)

(480) 564-5700

(Registrant’s telephone number, including area code)

16100 N. 71st Street, Suite 400

Scottsdale, Arizona 85254

(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 22, 2025, Reliance, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2025.  Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated October 22, 2025 announcing the Company’s financial results for this period.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2025, the independent directors of the board of directors (the “Board”) of the Company adopted and approved an Executive Severance Policy (the “Policy”) for employees of the Company who are appointed as officers by the Board and certain key employees of the Company’s subsidiaries (collectively, the “Covered Employees”).

The Policy provides for the payment of severance and other benefits to Covered Employees in the event of a termination of employment by the Company without cause, as defined in the Policy (a “Qualifying Termination”). The Policy is not intended to amend or modify any other benefit contained in any individual agreements between the Company and any Covered Employee, including the terms of any equity awards.

In the event of a Qualifying Termination, and subject to the Covered Employee’s execution of a general release and waiver of claims against the Company, the Policy provides for the following payments to Covered Employees:

• A lump sum cash payment equal to the product of the Covered Employee’s monthly base salary in effect as of date of termination multiplied by 12 (or, if the Covered Employee has been employed for fewer than 12 months, an amount equal to the monthly base salary multiplied by the number of months employed);

• A lump sum cash payment equal to: (i) a pro-rata portion of the Covered Employee’s annual bonus for the year in which the Qualifying Termination occurs, based on the Company’s year-to-date performance through the full month prior to the date of termination, plus (ii) an amount equal to 50% of the Covered Employee’s target annual bonus (unless the Covered Employee has been employed for less than 12 months, in which case they are not eligible for such payment); and

• A lump sum payment equal to the cost of up to 12 months of COBRA premiums for the Covered Employee and his or her eligible dependents, if any.

Additionally, if within 24 months of a Covered Employee’s termination of employment, the Company determines, after a good faith investigation, that the Covered Employee engaged in conduct during the term of his or her employment that would have constituted grounds for termination for cause (as defined in the Policy), then the Covered Employee will be required to repay all amounts received under the Policy.

The above description is a summary of the terms of the Policy and is subject to and qualified in its entirety by the terms of the Policy, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

        Not Applicable.

(b)   Pro Forma Financial Information.

        Not Applicable.

(c)   Shell Company Transactions.

        Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

10.1	Reliance, Inc. Executive Severance Policy dated October 21, 2025.
99.1	Press Release dated October 22, 2025 (included herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE, INC.

Dated: October 22, 2025	By:	/s/ Arthur Ajemyan
Arthur Ajemyan
Senior Vice President, Chief Financial Officer